UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, October 25, 2019

Generex biotechnology corpORATION

(Exact of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

10102 USA Today Way, Miramar, Florida 33025

(Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.07 – Submission of matters to a vote of Security Holders

The annual meeting of Generex Biotechnology Corporation was held on Friday, October 25, 2019. The Proxy information has been furnished previously on EDGAR. Quorum was met and all of the nominated directors were elected, and our nominated independent accountant was ratified.

The tabulated results of the votes are as follows:

Proposal #1 - Election of Directors:

	For	Withheld	Broker Non-Votes
Joseph Moscato	32,038,316	82,175
Dr. Craig Eagle	32,032,644	87,847
Brian T. McGee	32,037,785	82,706
James Anderson	32,031,375	89,116
Lawrence Salvo	32,041,124	79,367
Mark Prioletti	32,022,545	97,946
Omar Gazouli	32,026,872	93,619
			13,297,629

Proposal #2 - Ratifying Mazars as independent public accountant:

	For	Against	Abstain
Mazars USA, LLP	45,093,327	271,333	53,460

Proposal #3 – to Adjourn the meeting, if necessary, to solicit additional proxies

	For	Against	Abstain
To adjourn if necessary	44,989,549	382,527	46,044

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Monday, October 28, 2019

Generex Biotechnology Corp.

/s/Joe Moscato

By: Joe Moscato, CEO, President